Exhibit 10.3

Writers Agreement

This PUBLICFILMWORKS WRITERS CONTRACT  (this “Contract”) is made as of the 3rd day of Feb , 2004 by and among  Public Media Works, Inc., a Delaware corporation (the “Company”), and Peter Soldinger (the “Writer”) whose Social Security Number is ###-##-####.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                       The Writer shall be engaged to complete  the writing of a “The Action” a.k.a “The Shock” ( the “Screenplay”). The Screenplay must be delivered as a complete draft within an 8 week period.  All work performed under this Contract shall become the sole property of Public Media Works for any and all uses.

2.                                       The Writer shall be provided material, which may include a complete script, a television or film treatment, a description, or other material on which the services are to be based.  This material shall remain the sole property of PublicFilmWorks.

3.                                       The Writer shall be compensated for the writing services associated with the screenplay known as “The Action” (a.k.a “The Shock”) as follows:

3.1                                                         Upon commencement of work, the Writer shall receive $500 (five hundred dollars) per week for a period of 8 weeks.

3.2                                                         The writer will deliver on a weekly basis a draft of the cumulative work along with a weekly invoice for $500.00 at which time he will be paid for that week.

3.3                                                         The writer agrees that PublicFilmWorks will have approval rights on all materials submitted.

4.                                       The Writer shall be paid  the current WGA Minimum,  as defined by the WGA for Original Screenplay, excluding treatment or Sale/Purchase of Original Screenplay,  if the Company enters into a production agreement using the material produced under this Agreement. In addition, the writer will be paid an additional $10,000 fee if the Company enters into said production agreement. The Writer will have the right for first rewrite, if required , once the Screenplay is put into development by the Company. If the screenplay is acquired by a third party, the Company, will make best efforts to secure first rewrite by Writer.

5.                                       The Writer acknowledges that all results, products and proceeds of the Writer’s services, including all original ideas in connection therewith, are being specifically ordered by the Company and shall be considered a “work made for hire” for the benefit of the Company.  Therefore, the Company shall be the author and copyright holder thereof for all purposes throughout the universe without any limitation of any kind or nature.  In consideration of compensation paid to the Writer hereunder, the Company shall solely and exclusively own throughout the universe in perpetuity all rights of every kind and nature whether now or hereafter known or created in and in connection with such results, product and proceeds, in whatever stage of completion as may exist from time to time, including: (i) the copyright and all rights of copyright; (ii) all neighboring rights, trademarks and any and all other ownership and exploitation rights now or hereafter recognized in any Territory, including all rental, lending, fixation, reproduction, broadcasting, distribution and all other rights of communication by any and all means, media, devices, processes and technology; (iii) the right to adapt, rearrange, and make changes in, deletions from and additions to such results, products and proceeds, and to use all or any part thereof in new version, adaptation, or other projects including remakes and sequels; (iv) the right to use the title of the work performed under this Agreement in connection therewith or otherwise and to change such title; and (v) the right of the Company to retain all rights to the material for all futures uses known or unknown, stated or unstated.

6.                                       The Writer hereby represents and warrants that the Writer is free to enter into this Agreement and no rights of any third parties are or will be violated by the Writer entering into or performing this Agreement.  Writer is not subject to any conflicting obligation or any disability, and Writer has not made and  shall not hereafter make any agreement with any third party, which could interfere with the rights granted to the Company hereunder or the full performance of Writer’s obligation and services hereunder.

7.                                       The Writer hereby represents and warrants that all of the work (and the Property, if any) shall be wholly original with Writer and none of the same has been or shall be copied from or based upon any other work unless assigned in this Agreement. The reproduction, exhibition, or any use thereof of any of the rights herein granted shall not defame any person or entity nor violate any copyright or right of privacy or publicity, or any other right of any person or entity. The warranty in this Section 7 shall not apply to any material as furnished to Writer by the Company (unless such furnished material was written or created by Writer or originally furnished to Company by Writer) or material inserted in the work by Company, but shall apply to all material which Writer may add thereto.

8.                                       The Writer hereby represents and warrants that the Writer is sole owner of the Property together with the title thereof and all rights granted (or purported to be granted) to Company hereunder, and no rights in the Property have been granted to others or impaired  by Writer, except as specified, if at all, in this Agreement. No part of the Property has been registered for copyright, published, or otherwise exploited or agreed to be published or otherwise exploited with the knowledge or consent of Writer, or is in the public domain.  Writer does not know of any pending or threatening claim or litigation in connection with the Property or the rights herein granted.

9.                                       The Writer shall indemnify and hold harmless Company (and its affiliated companies, successors, assigns, and the directors, officers, employees, agents, and representatives of the foregoing) from any damage, loss, liability, cost, penalty, guild fee or award, or expense of any kind (including attorney’s fees (hereinafter “Liability”) arising out of, resulting from, based upon or incurred because of uncured, material breach by Writer of any agreement, representation, or warranty made by Writer hereunder. The party receiving notice of such claim, demand or action shall promptly notify the other party thereof.

10.                                 The Company agrees to indemnify and hold harmless the Writer from and against any and all damages and expenses (other than with respect to any settlement entered into without Company’s written consent) arising out of any third party claim against Writer resulting from the Company’s development, production, distribution and/or exploitation of the project.

11.                                 The Writer acknowledges that the sole right of the Writer as to any uncured, material breach hereunder by Company shall be the recovery of money damages, if any, and the rights herein granted by Writer shall not terminate by any reason of such uncured, material breach.  In no event may Writer terminate this Agreement or obtain injunctive relief or other equitable relief with respect to any uncured, material breach of Company obligations hereunder.

12.                                 The Company hereby represents and warrants that all of the work, ideas (and the Property, if any) shall be wholly original with the Company and none of the same has been based upon any other work unless assigned in this Agreement.

ACCEPTED AND AGREED:

/s/ Peter Soldinger	/s/ Thomas Szabo
Peter Soldinger, Writer	Thomas Szabo, CEO
Public Media Works, Inc

April 21, 2004	April 21, 2004
Date	Date